EXHIBIT 2.5

           DATED DECEMBER 4, 2001






            AUTHORISZOR HOLDINGS LIMITED                                (1)

            WRDC LIMITED                                                (2)

            GARCIA HANSON and brian edmondson                           (3)

            and

            AUTHORISZOR INC.                                            (4)






             --------------------------------------------------------------

             DEED OF AGREEMENT

             --------------------------------------------------------------




Hammond Suddards Edge
2 Park Lane  Leeds  LS3 1ES  DX 26441 Leeds
Telephone +44 (0)113 284 7000  Fax +44 (0)113 284 7001

                                                     www.hammondsuddardsedge.com

DATE OF DEED OF AGREEMENT                                                  2002

PARTIES

(1)      AUTHORISZOR  HOLDINGS LIMITED (Company Number 3873915) whose registered
         office  is  at  Windsor   House   Cornwall   Road   Harrogate  HG1  2PW
         ("Authoriszor");

(2) WRDC LIMITED (Company Number 2945379) whose registered office is at Windsor House aforesaid (the "Company");

(3) GARCIA HANSON of Flat 5B 6 Holland Park London W11 3TG ("Mr Hanson") and BRIAN EDMONDSON of Rosedean, 86 Ecclesfield Road, Chapeltown, Sheffield, South Yorkshire, S35 1TE ("Mr Edmondson"); and

(4) AUTHORISZOR INC. a public company incorporated under the laws of the state of Delaware whose principal executive offices are situated at Windsor House Cornwall Road Harrogate HG1 2PW ("Inc.").


RECITALS

A This Deed is supplemental to a subscription agreement made 8th May 2001 between (1) Authoriszor (2) the Company (3) Mr Hanson and Mr Edmondson and (4) Inc. ("the Subscription Agreement").

B Under the terms of the Subscription Agreement, Inc. has agreed to purchase 542,500 'A' Ordinary Shares from Mr Hanson being all of the issued share capital of the Company held by Mr Hanson not already beneficially owed by Inc. or Authoriszor and 542,500 'B' Ordinary Shares from Brian Edmondson being all of the issued share capital of the Company held by Mr Edmondson not already beneficially owned by Inc. or Authoriszor (Mr Hanson's shares together with Mr Edmondson's shares being the "Sale Shares"), in accordance with clauses 5 and 7 of the Subscription Agreement at an acquisition price of (pound)1.7964 per Sale Share ("the Price").

C The Subscription Agreement provides that Inc. shall satisfy 55% of the Price by way of procuring the issue and allotment of shares of Inc. common stock, par value $0.01 per share (the "Common Stock"), subject to the limitations (the "NASDAQ Limitations") set forth in clause 7.4 of the Subscription Agreement, which provide that Inc. shall pay in pound sterling an amount equal to the fair market value of the shares (the "Excess Shares") of Common Stock that cannot be issued because of the NASDAQ Limitations. 55% of the Price is (pound)536,000.85 for the 'A' Ordinary Shares and (pound)536,000.85 for the 'B' Ordinary Shares.

D The Subscription Agreement provides that Inc. shall satisfy the remaining 45% of the Price in pounds sterling, and 45% of the Price is (pound)438,546.15 in the case of the 'A' Ordinary Shares and (pound)438,546.15 in the case of the 'B' Ordinary Shares.

E Mr Hanson and Mr Edmondson hereby irrevocably and unconditionally agree to vary their rights under the Subscription Agreement to provide that the Company's obligation with respect to the Excess Shares shall be satisfied by the issue and allotment of shares of Inc. preferred stock (the "Preferred Stock"), the terms of which are set forth as Schedule 1 of this Deed.

IT IS HEREBY AGREED as follows:

1 Pursuant to the terms and conditions set forth in this Deed, Mr Hanson has agreed to sell, and Inc. has agreed to buy with full title guarantee, free from all liens and encumbrances, 542,500 "A" Ordinary Shares in the equity of the Company at an acquisition price of (pound)1. 7964 per 'A' Ordinary Share and Mr Edmondson has agreed to sell, and Inc. has agreed to buy, with full guarantee, free from all liens and encumbrances 542,500 'B' Ordinary Shares in the equity of the Company at an acquisition price of (pound)1. 7964 per 'B' Ordinary Share.

2 Completion of the sale and purchase of the Sale Shares shall take place on the date hereof (the "Completion Date").

2.1      On Completion Inc. shall:

         (i) release the amount of (pound)828,325.30, held to the order of Inc. pursuant to an undertaking given to Inc. by Shulmans Solicitors dated 3 December 2001, to Shulmans Solicitors on behalf of Mr Hanson and Mr Edmondson in accordance with
                  Schedule 2 to this Deed, which is the cash portion of the Price less a sum equal to the Director's Loans referred to in
                  Schedule 2 to this Deed, which Inc. shall immediately pay to the Company (receipt of which the Company hereby acknowledges) in discharge of the Director's Loans;

         (ii) pay (pound)5000 (plus VAT) by telegraphic transfer to Shulmans Solicitors on behalf of Mr Hanson and Mr Edmondson being the contribution that Inc. has agreed to pay to the costs of Mr Hanson and Mr Edmondson subject to Mr Hanson and Mr Edmondson bearing all costs and disbursements over and above such amount;

         (iii) transmit to Inc.'s transfer agent irrevocable instructions to the issue the shares (the "Common Shares") of Common Stock to Mr Hanson and Mr Edmondson, credited as fully paid, in the amount set out opposite their respective names in Schedule 3 of this Deed; and

         (iv) deliver a share certificate in respect of the shares of Preferred Stock (the "Preferred Shares") to each of Mr Hanson and Mr Edmondson, credited as fully paid, in the amount set out opposite their respective names in Schedule 3 of this Deed and shall enter the names of Mr Hanson and Mr Edmondson in the stock records of Inc. with respect to the Preferred Shares.

2.2 Inc. shall deliver a share certificate in respect of the Common Shares to each of Mr Hanson and Mr Edmondson within fifteen (15) days of the Completion Date and shall enter the name of Mr Hanson and Mr Edmondson in the stock records of Inc. by such date with respect to the Common Shares.

2.3      On Completion each of Mr Hanson and Mr Edmondson shall:

         (i)      deliver to Inc. the share  certificate  in respect of the Sale
                  Shares or an appropriate lost share certificate indemnity together with an executed stock transfer form in respect of the Sale Shares in favour of Inc. or such other person as Inc may nominate;

         (ii) deliver to Inc. a Letter of Representation, in the form set out in Schedule 4 of this Deed, in respect of the Common Shares; and

         (iii) deliver to Inc. a Letter of Representation, in the form set out in Schedule 5 of this Deed, in respect of the Preferred Stock.

3 For the purposes of clause 8.5 of the Subscription Agreement, the relevant "Cash Element" shall now be a reference to the cash consideration received by Mr Hanson and Mr Edmondson under this Deed, and the relevant "Share Consideration" shall now be a reference to the consideration received by Mr Hanson and Mr Edmondson by way of the issue and allotment of shares under this Deed.

4 The parties hereby unconditionally and irrevocably agree to terminate with immediate effect the obligation (and to vary the terms of the Subscription Agreement accordingly) contained within the Subscription Agreement at clause 3.8(e) for Authoriszor to subscribe for Further Subscription Shares in WRDC. The parties further agree to waive all and any rights, obligations or otherwise that each or any of them may have under clause 3.8(e) with immediate effect.

5 For the avoidance of doubt the Director's Bonus provided for in point 4 of the letter addressed to Mr Hanson and Mr Edmondson from the Company and dated 8th May 2001 shall continue to apply and if the relevant target is achieved shall be paid in cash on 1st March 2002.

6 This deed of agreement shall be governed by and construed in accordance with English Law and the parties all irrevocably submit to the exclusive jurisdiction of the English Courts.

7 Words and phrases used in this Deed shall have the same meanings as in the Subscription Agreement unless the context otherwise requires.

8        All  the  other  provisions  of  the   Subscription   Agreement  unless
         specifically varied by this Deed shall remain in full force and effect.

AS WITNESS the heads of the parties on the date shown on the front page as a deed.

                                   SCHEDULE 1

                                 PREFERRED STOCK

                           CERTIFICATE OF DESIGNATIONS

                                   SCHEDULE 2



     Shareholder       Number of Sale Shares to      Price in cash       Directors' Loan        Balance after
                             be purchased                                                        deduction of
                                                                                                Directors Loan
---------------------- -------------------------- -------------------- --------------------- ---------------------

Mr Hanson              244,125 'A' Ordinary       (pound)438,546.15    (pound)29,049.00      (pound)409,497.15
                       shares
---------------------- -------------------------- -------------------- --------------------- ---------------------
Mr Edmondson           244,125 'B' Ordinary       (pound)438,546.15    (pound)19,718.00      (pound)418,828.15
                       Shares
---------------------- -------------------------- -------------------- --------------------- ---------------------
TOTALS                 488,250                    (pound)877,092.30    (pound)48,767.00      (pound)828,325.30
---------------------- -------------------------- -------------------- --------------------- ---------------------


                                   SCHEDULE 3

     Details of Common Shares and Preferred Shares to be Issued and Allotted
                         to Mr Hanson and Mr Edmondson



Shareholder               Number of Sale Shares to be       Number of Common Shares to be   Number of Preferred Shares to be
                                   purchased                   issued and allotted in            issued and allotted in
                                                                    consideration                     consideration
---------------------- ----------------------------------- -------------------------------- ----------------------------------

Mr Hanson              298,375 'A' Ordinary Shares                    1,062,680                          194,897
---------------------- ----------------------------------- -------------------------------- ----------------------------------
Mr Edmondson           298,375 'B' Ordinary Shares                    1,062,680                          194,897
---------------------- ----------------------------------- -------------------------------- ----------------------------------



                                   SCHEDULE 4



                            Letter of Representation

Authoriszor Inc.
Windsor House
Cornwall Road
Harrogate
HG1 2 PW
USA

Attention:        Mr. Paul Ayres
                  President


Gentlemen:

In connection with the issuance to the undersigned of ____________ shares (the "Shares"), of common stock, par value $0.01 per share, of Authoriszor Inc., a Delaware corporation (the "Company"), the undersigned warrants and represents that:

1 The undersigned is acquiring the Shares for investment solely for his own account and not for distribution, transfer or resale to others.

2 The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

3 The undersigned understands that the Shares to be acquired have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities laws or other laws of any other applicable jurisdiction, in reliance upon exemptions for private offerings contained in the Securities Act and the regulations promulgated thereunder and in the applicable laws of such jurisdictions. The undersigned is fully aware that the Shares subscribed for by the undersigned are to be issued to the undersigned in reliance upon such exemptions based upon the representations set forth herein. The undersigned is also fully aware of the restrictions on sale, transferability and assignment of the Shares.

4 The undersigned will be subject to the Company's insider trading policy and the Company's Regulation FD Policy as such policies may be amended from time to time.

Because the Shares have not been registered under any securities laws, they will be "restricted securities" as defined in Securities and Exchange Commission Rule
144. Accordingly, the undersigned, as a stockholder, may not sell, transfer, or otherwise dispose of them without registration under the Securities Act and applicable securities laws or the applicability of an exemption from registration (in which case the undersigned may be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company and its counsel, that registration is not required).

5 The Shares are not being acquired directly or indirectly as nominee, trustee, agent, or representative for any other person or persons.

6 The undersigned acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

         "The shares of stock of Authoriszor Inc. (the "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and the holder hereof cannot make any sale, pledge, hypothecation, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act, and any applicable state securities laws, or under other such circumstances which in the opinion of counsel for the Company, at the time, does not require registration under the Act or any applicable state securities laws. The shares represented by this certificate are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other distribution thereof."

7 The undersigned warrants that the information set forth in this Investment Letter is true and correct, with the knowledge that the Company is relying on the accuracy of the information and truth of the representations contained herein in connection with the Company's compliance with applicable securities laws. The undersigned further agrees to indemnify and hold harmless the Company from any and all liabilities, losses, costs, and expenses arising out of or related to the resale or other distribution by the undersigned of all or any portion of the Shares in violation of the Securities Act or of any applicable state securities laws as well as any and all liabilities, losses, costs, and expenses to which the Company may be put or that the Company may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of its warranties, or its failure to fulfil any of the covenants or agreements set forth herein. The representations and warranties contained herein
         (i) are made from the date the Board of Directors approved the issuance of the Shares to the undersigned, and (ii) are binding upon the heirs, legal representatives, successors, and assigns of the undersigned.

Executed as of this 4th day of December, 2001



[Mr Hanson]/[Mr Edmondson]



Address (for purpose of the Company's stock transfer records):

                                   SCHEDULE 5



                            Letter of Representation

Authoriszor Inc.
Windsor House
Cornwall Road
Harrogate
HG1 2 PW
USA

Attention:        Mr. Paul Ayres
                  President


Gentlemen:

In connection with the issuance to the undersigned of ____________ shares (the "Shares"), of preferred stock, par value $0.01 per share, of Authoriszor Inc., a Delaware corporation (the "Company"), the undersigned warrants and represents that:

1 The undersigned is acquiring the Shares for investment solely for his own account and not for distribution, transfer or resale to others.

2 The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

3 The undersigned understands that the Shares to be acquired have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities laws or other laws of any other applicable jurisdiction, in reliance upon exemptions for private offerings contained in the Securities Act and the regulations promulgated thereunder and in the applicable laws of such jurisdictions. The undersigned is fully aware that the Shares subscribed for by the undersigned are to be issued to the undersigned in reliance upon such exemptions based upon the representations set forth herein. The undersigned is also fully aware of the restrictions on sale, transferability and assignment of the Shares.

4 The undersigned will be subject to the Company's insider trading policy and the Company's Regulation FD Policy as such policies may be amended from time to time.

Because the Shares have not been registered under any securities laws, they will be "restricted securities" as defined in Securities and Exchange Commission Rule
144. Accordingly, the undersigned, as a stockholder, may not sell, transfer, or otherwise dispose of them without registration under the Securities Act and applicable securities laws or the applicability of an exemption from registration (in which case the undersigned may be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company and its counsel, that registration is not required).

5 The Shares are not being acquired directly or indirectly as nominee, trustee, agent, or representative for any other person or persons.

6 The undersigned acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

         "The shares of stock of Authoriszor Inc. (the "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and the holder hereof cannot make any sale, pledge, hypothecation, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act, and any applicable state securities laws, or under other such circumstances which in the opinion of counsel for the Company, at the time, does not require registration under the Act or any applicable state securities laws. The shares represented by this certificate are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other distribution thereof."

7 The undersigned warrants that the information set forth in this Investment Letter is true and correct, with the knowledge that the Company is relying on the accuracy of the information and truth of the representations contained herein in connection with the Company's compliance with applicable securities laws. The undersigned further agrees to indemnify and hold harmless the Company from any and all liabilities, losses, costs, and expenses arising out of or related to the resale or other distribution by the undersigned of all or any portion of the Shares in violation of the Securities Act or of any applicable state securities laws as well as any and all liabilities, losses, costs, and expenses to which the Company may be put or that the Company may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of its warranties, or its failure to fulfil any of the covenants or agreements set forth herein. The representations and warranties contained herein
         (i) are made from the date the Board of Directors approved the issuance of the Shares to the undersigned, and (ii) are binding upon the heirs, legal representatives, successors, and assigns of the undersigned.

Executed as of this _______ day of _______________, 2001



[Mr Hanson]/[Mr Edmondson]



Address (for purpose of the Company's stock transfer records):

EXECUTED (but not  delivered  until         )
the date hereof) AS A DEED by               )
WRDC LIMITED acting by:                     )

Director:

Director/Secretary



EXECUTED  (but not delivered until           )
the date hereof) AS A DEED by                )
GARCIA HANSON                                )

Witness signature:

Name:

Address:



Occupation:



EXECUTED  (but not  delivered  until          )
the date hereof) AS A DEED by                 )
BRIAN EDMONDSON                               )

Witness signature:

Name:

Address:



Occupation:



EXECUTED  (but not delivered  until
the date hereof) AS A DEED by                 )
AUTHORISZOR INC acting by:                    )
                                              )
Director:

Director/Secretary


EXECUTED  (but not delivered  until           )
the date hereof) AS A DEED by                 )
AUTHORISZOR HOLDINGS                          )
LIMITED acting by:                            )

Director:

Director/Secretary